UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2024

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-56220 (Commission File Number)	84-3986354 (IRS Employer Identification No.)

2030 Powers Ferry Road SE, Suite 212, Atlanta, Georgia 30339

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On January 8, 2024, the board of directors of Bitmine Immersion Technologies, Inc. (the “Company”) voted to expand the board from six to seven members, and appointed John Kelly to fill the newly-created seat, to hold office the next meeting of shareholders at which directors are elected. Biological information about Mr. Kelly is set forth below:

John Kelly has started numerous successful businesses in Heavy Construction, Site Development, Real Estate Development, Car Dealership construction., and Bitcoin Mining Site development. He has helped develop over 100 Car Dealerships, has owned and constructed over 3 million square feet of industrial buildings, and has overseen the construction of over 10,000 individual housing units. His clients include Amazon, Siemens, RK Centers, Group1 Automotive, and Eversource. He is currently President or Principal of three separate companies, including Rykor Energy Solutions. Rykor Energy Solutions produces a proprietary immersion datacenter primarily used for Bitcoin Mining. Mr. Kelly is a principal of ROC Digital Mining Manager, LLC, which manages ROC Digital Mining I, LLC, hosting and mining enterprise in which the Company is a major investor. Mr. Kelly is very qualified to serve on the board given his deep understanding of the construction and engineering which goes into the development and maintenance of a Bitcoin Mining site. Furthermore, he designed and developed his own immersion datacenter product, which provides valuable insight to our existing operations. Mr. Kelly holds numerous Contractor licenses related to Industrial, Commercial, and Residential Construction. Mr. Kelly graduated from Boston College in 1991 with a degree in Political Science.

Mr. Kelly does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Kelly was appointed in order to provide relevant industry expertise to the Company in site development endeavors, and to provide overall business advice. The Company and Mr. Kelly did not enter into any material plan, contract or arrangement (whether or not written) under which Mr. Kelly would be compensated.

Item 8.01 Other Events

Press Release

The Company issued a press release on January 17, 2024. A copy of the press release is attached as Exhibit 99.1.

The information set forth in this Item 8.01 of Form 8-K is furnished pursuant to Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Item No.	Description

99.1	Press Release dated January 17, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: January 17, 2024	By:	/s/ Erik S. Nelson
	Name:	Erik S. Nelson
	Title:	Secretary

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